DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0750432006-8
Document Number:
20060650460-79

Date Filed:
10/10/2006 1:00:39 PM
In the office of
[signature]

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:

Affordable Green Homes International

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)

EastBiz.com, Inc
Name

5348 Vegas Drive	Las Vegas	NEVADA	89108
Street Address	City		Zip Code
Optional Mailing Address	City	State	Zip Code

3. Shares: (number of shares corporation authorized to issue)

Number of shares with par value: 10,000,000 Par value: $ 0.0001 Number of shares without par value:

4. Names & Addresses of Board of Directors/Trustees: (attach additional page if more than 3 directors/trustees)

1. John Jones
Name

75-120 Manufacturing Rd. Ste B & C	Thousand Palms	CA	92276
Street Address	City	State	Zip Code

2. Stephanie Hill
Name

75-120 Manufacturing Rd Ste B & C	Thousand Palms	CA	92276
Street Address	City	State	Zip Code

3.
Name

Street Address	City	State	Zip Code

5. Purpose: (optional-see instructions)

The purpose of this Corporation shall be:

6. Names, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)

Sheilah King
Name

[signature]
Signature

5348 Vegas Drive	Las Vegas	NV	89108
Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

[signature]
Authorized Signature of R. A. or On Behalf of R. A. Company

10/03/06
Date

This form must be accompanied by appropriate fees. See attached fee schedule.

AFFORDABLE GREEN HOMES INTERNATIONAL

Business Entity Information

Status:	Active	File Date:	10/10/2006 1:00:39 PM
Type:	Domestic Corporation	Corp Number:	E0750432006-8
Qualifying State:	NV	List of Officers Due:	10/31/2007
Managed By:		Expiration Date:	

Resident Agent Information

Name:	EASTBIZ.COM, INC.	Address 1:	5348 VEGAS DRIVE
Address 2:		City:	LAS VEGAS
State:	NV	Zip Code:	89108
Phone:		Fax:	
Email:		Mailing Address 1:	
Mailing Address 2:		Mailing City:	
Mailing State:		Mailing Zip Code:	

Financial Information

No Par Share Count:	0	Capital Amount:	$ 1,000.00
Par Share Count:	10,000,000.00	Par Share Value:	$ 0.0001

Officers ☐ Include Inactive Officers

Treasurer - JULI BASILIO

Address 1:	461 DONALD DRIVE	Address 2:	
City:	HOLLISTER	State:	CA
Zip Code:	95023	Country:	USA
Status:	Active	Email:	

Director - BUCK BUCHANANN

Address 1:	545 VALLE VERDE DRIVE	Address 2:	
City:	SPARKS	State:	NV
Zip Code:	89436	Country:	USA
Status:	Active	Email:	

President - JOHN JONES

Address 1:	2495 N. PALERMO DRIVE	Address 2:	
City:	PALM SPRINGS	State:	CA
Zip Code:	92262	Country:	USA
Status:	Active	Email:	

Secretary - NANCY JONES

Address 1:	2495 N. PALERMO DRIVE	Address 2:	
City:	PALM SPRINGS	State:	CA
Zip Code:	92262	Country:	USA
Status:	Active	Email:	

Actions\Amendments

Action Type:	Articles of Incorporation		
Document Number:	20060650460-79	# of Pages:	1
File Date:	10/10/2006	Effective Date:	

Initial Stock Value: Par Value Shares: 10,000,000 Value: $ 0.0001 No Par Value Shares: 0 -- Total Authorized Capital: $ 1,000.00

Action Type:	Initial List		
Document Number:	20060674121-79	# of Pages:	1
File Date:	10/20/2006	Effective Date:	

(No Notes for this action)